EXHIBIT 31.2

CERTIFICATION TO THE SECURITIES AND EXCHANGE COMMISSION
BY REGISTRANT’S PRINCIPAL ACCOUNTING OFFICER, AS REQUIRED
BY SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Adam D. Chibib, the Chief Financial Officer of Multimedia Games, Inc., certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Multimedia Games, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 28, 2009	By:	/s/ Adam D. Chibib
Adam D. Chibib
Chief Financial Officer
(Principal Financial and Accounting Officer)